UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           January 25, 2008
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Report on Form 8-K/A is being filed to amend and supersede the Form 8-K filed on January 24, 2008 relating to the announcement of the agreement to acquire Tandem Labs, and is being filed for the purpose of correcting the Item number under which the Report is filed from Item 1.01 to Item 8.01.

ITEM 8.01. Other Events

On January 24, 2008, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) and Tandem Labs, a leading bioanalytical and immunoanalytical contract research organization (CRO) supporting pharmaceutical and biotechnology companies with their discovery, preclinical, and clinical drug development programs, announced that they have entered into a definitive agreement under which LabCorp will acquire all of the outstanding shares of Tandem Labs and its parent company NWT Inc. Tandem Labs will continue to operate under its existing name with its current employee and management structure, as a member of the Esoterix clinical trials group at LabCorp. The transaction, which is subject to regulatory approval, is expected to close in the first quarter of 2008. Terms of the agreement were not disclosed.

Exhibits

99.1 Press Release dated January 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)
Date: January 25, 2008	By:	/s/Bradford T. Smith
Bradford T. Smith, Executive Vice President and Secretary